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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated January 21, 2001, except for Note 5 as to which the date is March 22, 2001, in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of AirTran Airways, Inc. for the registration of its 11.27% Series B Senior Secured Notes due 2008.

                                        /s/ Ernst & Young LLP
Atlanta, Georgia
August 8, 2001